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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Mace Security International, Inc. on Form S-3 of our report dated June 18, 1999, with respect to the combined financial statements of Genie Car Wash Inc., of Austin, Genie Car Care Center, Inc. and Genie Car Service Center, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated May 18, 1999 (as amended August 2, 1999, on Form 8-K/A), filed with the Securities and Exchange Commission.


                                         D. WILLIAMS & CO., P.C.


Lubbock, TX
September 28, 1999

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